SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                        Date of Report: January 14, 2000



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                         Commission File Number: 0-19131




                     Delaware                          52-1555759
             (State of Incorporation)              (I.R.S. Employer
                                                   Identification No.)



                35 West Watkins Mill Road, Gaithersburg, MD 20878
                (Address of principal executive office (Zip Code)


Registrant's telephone number, including area code (301) 417-0770


No Exhibits are being filed with this report.

ITEM 7.

On November 23, 1999, MedImmune, Inc. ("the Company") announced the completion of the merger with U.S. Bioscience, following U.S. Bioscience shareholder approval. The merger was structured as a tax-free, stock-for-stock transaction. The Company is accounting for the merger under the pooling-of-interests method. Under the terms of the merger agreement, U.S. Bioscience shareholders received
0.15 shares of MedImmune common stock for each share of U.S. Bioscience common stock owned.

Included in this filing are the Company's restated condensed combined statements of operations for the first three quarters of 1999, reflecting the merger of the Company with U.S. Bioscience as a pooling-of-interest. These statements are unaudited.

MEDIMMUNE, INC.
SELECTED FINANCIAL INFORMATION (UNAUDITED)

CONDENSED COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                Three Months Ended
                                            March 31, 1999        June 30, 1999       September 30, 1999
                                            --------------        -------------       ------------------
 Revenues:
 Product sales                            $    133,414          $     13,311              $     38,631
 Other                                           2,039                 5,258                    17,028
                                          ------------          ------------              ------------
                                               135,453                18,569                    55,659
                                          ------------          ------------              ------------

 Costs and expenses:
 Cost of sales                                  33,287                 5,963                    12,747
 Research and development                       13,766                14,341                    15,213
 Selling, administrative and general            40,520                13,826                    22,495
 Other operating expenses                        5,868                 6,016                     4,429
                                          ------------          ------------              ------------
                                                93,441                40,146                    54,884
                                          ------------          ------------              ------------
 Interest income, net                            1,879                 2,380                     2,502
                                          ------------          ------------              ------------
 Income (loss) before income taxes              43,891               (19,197)                    3,277
 Provision (benefit) for income taxes           18,178               (49,916)                      489
                                          ------------          ------------              ------------
 Net earnings                             $     25,713          $     30,719              $      2,788
                                          ============          ============              ============

Basic earnings per share                  $       0.44          $       0.51              $       0.04
                                          ============          ============              ============
Shares used in computing
 basic earnings per share                       59,080                60,061                    67,003
                                          ============          ============              ============
Diluted earnings per share                $       0.38          $       0.44              $       0.04
                                          ============          ============              ============
Shares used in computing
 diluted earnings per share                     69,455                70,093                    71,329
                                          ============          ============              ============

 One time adjustments related to the merger included in the above amounts are as follows:
   - merger-related costs of $1.8 million (in selling, general and administrative expense) in the third quarter and approximate tax benefit of $0.7 million.
   - an approximate tax benefit of $41.0 million included in the second quarter, associated with the reversal of the valuation allowance on the deferred tax asset of U.S. Bioscience.
 Excluding the impact of these one time adjustments,  net earnings (loss); earnings (loss) per share; and
 shares used in computing earnings (loss) per share would have been:


Net earnings (loss)                   $      25,713            $    (10,292)       $      3,893
                                      =============            ============        ============

Basic earnings (loss) per share       $        0.44            $      (0.17)       $       0.06
                                      =============            ============        ============

Shares used in computing basic
earnings (loss) per share                    59,080                  60,061              67,003
                                      =============            ============        ============

Diluted earnings (loss) per share     $        0.38            $      (0.17)       $       0.05
                                      =============            ============        ============
Shares used in computing diluted
earnings (loss) per share                    69,455                  60,061              71,329
                                      =============            ============        ============